Exhibit 10.1

Principal Amount: $509,148.00	Date of Note: March 15, 2021

PROMISE TO PAY. SINTX Technologies. In c. (“ Borrower” ) promises to pay to First State Community Bank (“ Lender” ), or order, in lawful money of the United States of America, the principal amount of Five Hundred Nine Thousand One Hundred Forty-eight & 00/100 Dollars ($ 509,148.00), together with interest on the unpaid principal balance from March 15, 2021, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 1.000 % per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and condition s of the “INTEREST AFTER DEFAULT” section.

PAYMENT. Borrow er will pay this loan in accordance with the following payment schedule:

Borrower understands and agrees that the repayment terms set out in this section are subject to the terms of the Act and Rules and Regulations (as defined in the document titled SBA Protection Program) including, without limitation, those related to payment deferral. As of the date of this Note, Borrower is not required to make any payments on this Note until the earlier of: (1) the date that the SBA remits any forgiveness amount to Lender (or notifies the Lender that no forgiveness is granted), or (2) ten months after the end of the Borrower’s Covered Period, as such term is defined under the Act, Rules and Regulations (the “Deadline”) if the Borrower fails to submit its application for forgiveness by the Deadline. Given the foregoing, Borrower understands and agrees that the payment dates and amounts will be subject to the timing of receipt of forgiveness proceeds and the amount forgiven, and is subject to changes in the Act and Rules and Regulations and, as such, may be modified in the future.

If Borrower submits a loan forgiveness application by the Deadline, Lender will notify Borrower of remittance by SBA of the forgiveness amount (or notify Borrower that SBA determined no loan forgiveness is allowed) when received and if there is a balance remaining, the date the first payment is due and the amount which will be based on the remaining term of the loan with the final payment due 60 months from the Loan Date.

If Borrower does not submit a loan forgiveness application by the Deadline, Borrower will begin making payments based on the remaining term of the loan with the final payment due 60 months from the Loan Date.

Unless otherwise agreed or required by applicable law, payments will be applied first to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; then to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender’ s address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computeded on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual numb er of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rat e stated in this Note.

PREPAYMENT. Borrow er may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’ s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrow er sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communication s concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount ow ed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: First State Community Bank, Columbia Branch, 300 Diego Drive, Columbia, MO 65203.

LATE CHARGE. If a payment is more than 15 days late, Borrower will be charged 5.000 % of the regularly scheduled payment or $50.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by 5.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrow er fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Part es. Borrower or any Granter defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrow er’ s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrow er’ s existence as a going business, the insolvency of Borrower, the appointment of a receiver tor any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrow er or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrow er as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposit s with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond tor the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

Loan No: 9536368504	PROMISSORY NOTE (Continued)	Page 2

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount This includes, subject 10 any limits under applicable law, Lender’ s attorneys’ fees and Lender’s legal expenses whether or not there 1s a lawsuit, including attorneys’ fees and expenses for bankrupt cy proceedings (including efforts 10 modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there 1s a lawsuit, Borrower agrees upon Lender’ s request to submit to the jurisdiction of the courts of Boone County, State of Missouri

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $31.50 i f Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrow er pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrow er holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law Borrow er authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and set off rights provided in this paragraph.

ADDITIONAL TERMS CLAUSE. Notwithstanding the oral agreement s clause below, in addition to the terms contained in this document ii is also agreed that the terms of any documents pursuant 10 which the loan is made or which secures the loan are also binding on the undersigned.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrow er, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no part y who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’ s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrow er against the other.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE. BORROWER:

SINTX TECHNOLOGIES, INC.

By:
-Dr. Bhajanjit S Bal, Chief Executive Officer of SINTX Technologies. Inc.

SBA PAYCHECK PROTECTION PROGRAM. The loan by Lender and this Note are being made pursuant to the Small Business Administration’s (the “SBA”) Paycheck Protection Program (“PPP”), created under Sections 1102 and 1106 of the Coronavirus Aid, Relief and Economic Security Act (the “Act”) and administered pursuant to the rules, regulations and guidance issued by the Department (defined below) and the SBA (collectively, the “Rules and Regulations ” ). Borrower understands, acknowledges and agrees that : (1) the Note is subject to the Act, the Rules and Regulations and the requirements of the U.S. Department of the Treasury (the “Department”) and the SBA, as modified or amended from time to time; (2) Borrower will at all times comply with the Act, the Rules and Regulations and all requirements of Lender, the Department and the SBA related to the PPP and this Note; (3) Borrower will not reorganize, merge, consolidate or otherwise change its ownership or business structure without Lender’s prior written consent and without complying with the Act, the Rules and Regulations and all applicable requirements of Lender, the Department and the SBA; (4) Immediately upon Lender’ s request, Borrower will deliver to Lender all information and documentation, and execute any further documentation, required by Lender, the Department, and /or the SBA in relation to the PPP and this Note; (5) Borrower will use the proceeds of this Note only for those purposes permitted under the Act and Rules and Regulations, as amended from time to time; (6) Lender has made no representations or warranties, or provided any advice, to Borrower regarding the PPP, the Act and Rules and Regulations, this Note, Borrow er’ s eligibility under the PPP, or Borrower’ s eligibility for loan forgiveness, and Borrower is responsible for consulting with those persons Borrower deems necessary to assist it in making such determinations.

Borrower represents and warrants to Lender that: (1) All statements, information and documentation provided to Lender in connection with this Note are complete and accurate, and Borrower has not made or provided any false statement or information to Lender; (2) Borrower has complied with all of Borrower’s certifications and obligations as set out in the Act and Rules and Regula t ion s; and (3) Borrower is an eligible borrower under the Act and Rules and Regulations.

Borrow er acknowledges that the terms of this Note are subject to change from time to time based upon amendments or modifications to the Act and/or Rules and Regulations. To the extent any further modification to the Loan Documents is necessitated by such amendments or modifications, Borrower hereby authorizes Lender to so modify this Note and any Related Documents without Borrower’s consent and signature, provided however, that (1) such modification does not exceed what is required by such amendments or modifications, and (2) Lender sends written notice to Borrower of such modification. Otherwise, all modifications to the Loan Documents must be in writing and signed by both Borrower and Lender.

Without limiting the generality of the foregoing, Borrower understands and agrees that the payment terms set out in the section titled “Payment” are subject to the terms of the Act and Rules and Regulations including, without limitation, those related to payment deferral. As of the date of this Note, Borrower 1s not required to make any payments on this Note until the earlier of: (1) the date that the SBA remits any loan forgiveness amount to Lender (or notifies Lender that no forgiveness is granted), or (2) ten months aft er the end of the Borrower’s Covered Period, as such term is defined under the Act and Rules and Regulations (the “ Deadline”), if the Borrower fails to submit its application for forgiveness by the Deadline. Given the foregoing, Borrower understands and agrees that the payment dates and amounts set out in this Note are subject to change and, as such, may be modified as further provided in this Note.

The principal and accrued interest due and owing under this Note may be partially or completely forgiven in accordance with the Act and the Rules and Regulations. Borrow er acknowledges and agrees that any such forgiveness is specifically conditioned on Borrower’ s compliance with the Act and Rules and Regulations, including, without limitation, Borrower’s submission to Lender of the proper forgiveness application and supporting documentation. Borrower shall remain obligated for repayment of this Note in full until the request for loan forgiveness is approved by the SBA. Borrower acknowledges and agrees that the denial of forgiveness with respect to any portion of the principal or interest on this Note by the SBA shall result in Borrower remaining obligated to repay such amounts as provided in this Note. Upon forgiveness by the SBA of some or all of this Note, Lender shall recalculate any remaining amounts of principal and interest due and owing under this Note and shall provide Borrower with a revised monthly payment to repay such amounts over the remaining term of the Note in substantially equal payments of principal and interest. Borrower acknowledges and agrees that no modification to this Note shall be required for Lender to recalculate the payments due and owing.

Borrower releases and holds harm less Lender and its officers, directors, agents, employees, representatives, shareholders, affiliates, successors and assigns, from and against all liability, claims, damages, costs or expenses of every kind and nature arising out of or related to the PPP and any of Lender’ s actions or inactions up to the date hereof with respect to the making or administration of the loan.

Loan No: 9536368504	SBA PROTECTION PROGRAM (Continued)	Page 2

BORROWER:

SINTX TECHNOLOGIES, INC.

By	_____________________=___________________
Dr. Bhajanjit S Bal, Chief Executive Officer of SINTX Technologies, Inc.

LENDER:

FIRST STATE COMMUNITY BANK

X
Authorized Signer

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